Momentous Entertainment Group Begins Initial Filming for its Upcoming Reality TV Series “The Quarterback Academy”

 “Momentous Entertainment Group begins filming Dennis Gile in his new TV Reality Series”

LAS VEGAS, NEVADA, April 26, 2016 – Momentous Entertainment Group, Inc. (MMEG) (OTCBB:MMEG), an entertainment and direct response marketing company, announced today that initial production filming of a reality TV series starring Dennis Gile.

Dennis Gile previously signed a talent agreement with Momentous Entertainment Group late last year to star in a reality series based on his quarterback school located in Scottsdale Arizona. The show has been tentatively titled Dennis Gile’s Quarterback Academy.

According to Momentous President and CEO, Kurt Neubauer, “This will be a unique look at what a football quarterback goes through to hone and perfect their performance levels.”

Mr. Neubauer continued by stating, “Momentous’ Executive Vice President, Tim Williams, has personally taken charge of the series development and the production filming at the quarterback academy in Scottsdale, Arizona.  Tim has engaged the services of 2 time Emmy Award winner Albert Miller and Runway Lights of Scottsdale Arizona to film the production.  Tim and his crew are shooting with multiple cameras capturing exciting footage of the interaction between athletes to enrich the look and feel of the series.  The series will offer fans a behind the scenes look into the daily life of a football quarterback as they prepare and perfect their skills to play the game.”

Mr. Williams stated, “We've captured some amazing personal stories and journeys of young athletes as they deal with injuries, exhaustion, and the pressures to meet expectations on and off the field. These stories will appeal to hard core football enthusiasts as well as non fans who will find empathy and encouragement in the stories as they unfold over the life of the series and the careers of these young players.”

About Momentous Entertainment Group (MMEG)

Momentous Entertainment Group, Inc. is an entertainment and direct response marketing company focused on creating, producing and distributing quality content and products.  MMEG sells outstanding entertainment and consumer products utilizing direct response media marketing.  As it develops its distribution and sales channels, MMEG will build out its music division along with its feature film, television production, and finance division.  With a combined experience of more than 100 years in entertainment and marketing, MMEG will be able to make major contributions by providing quality content and products worldwide.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Momentous Entertainment Group Inc’s (MMEG) future expectations, plans and prospects. In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of MMEG to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents MMEG files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on MMEG’s future results. The forward-looking statements included in this press release are made only as of the date hereof. MMEG cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, MMEG undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by MMEG.

To learn more, visit Momentous Entertainment Group’s websites:

MMEG Site    www.momentousent.com

MMEG Music Site   www.momentousmusic.com

Contacts:

Casey Burt   800-851-9150   investors@momentousent.net